Exhibit 10.43
AMENDMENT NO. 2 TO
AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT BETWEEN TOMPKINS FINANCIAL CORPORATION AND
STEPHEN S. ROMAINE

This AMENDMENT NO. 2 TO AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the “Amendment”) between TOMPKINS FINANCIAL CORPORATION, with offices at 118 E. Seneca St., Ithaca, New York 14850 (the “Company”), and STEPHEN S. ROMAINE, residing at [ ] (the “Executive”), is hereby adopted effective as of December 16, 2025 (“Effective Date”).
RECITALS:
WHEREAS, the Company and Executive have entered into the Amended and Restated Supplemental Executive Retirement Agreement effective November 9, 2016, as amended by Amendment No. 1 to the Supplemental Executive Retirement Agreement dated November 12, 2019 (but should have been named Amendment No 1. to the Amended and Restated Supplemental Executive Retirement Agreement) (the “Existing Agreement”); and
WHEREAS, the Company wishes to offer an inducement to the Executive to remain in its employ by agreeing to increase the minimum compensation to be included in the benefit calculation under the Existing Agreement;
NOW THEREFORE, in consideration of the services heretofore rendered and to be rendered by the Executive, the Existing Agreement is hereby amended as follows:
1.    Modification to Definition of Earnings. The definition of “Earnings” now appearing in Section 1.10 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:
“Earnings” means the average of the Executive’s five (5) highest calendar years (or such lesser number if the Executive has not completed five (5) years of service for the purpose of determining Earnings) of base pay, which shall mean the Executive’s base salary excluding bonuses, profit sharing, and the like, and which may include base pay in years prior to the Executive’s commencement of participation under this Agreement if so determined by the Board of Directors. In addition to the foregoing, (i) for years beginning on and after January 1, 2019 and ending on or before December 31, 2025, the Executive’s Earnings shall include fifty percent (50%) of any annual Senior Incentive Bonus paid on or before December 31 of the applicable year, and (ii) for years beginning on or after January 1, 2026, the Executive’s Earnings shall include fifty percent (50%) of the greater of (A) the Senior Incentive Bonus actually paid on or before December 31 of the applicable year or (B) seventy percent (70%) of the target Senior Incentive Bonus for such year.”
2.Effective Date of Modifications. The modifications made to the Existing Agreement by this Amendment shall be effective as of the Effective Date.
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3.Definitions. All capitalized terms used and not defined in this Amendment and which are defined in the Existing Agreement shall have the meanings given them by the Existing Agreement.

4.Confirmation of Balance of Agreement. Except as expressly modified and amended by this Amendment, all of the terms, covenants and conditions of the Existing Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, this Amendment has been executed this 16th day of December, 2025.
    TOMPKINS FINANCIAL CORPORATION

    By: /s/ Daniel J. Fessenden
    Name: Daniel J. Fessenden
    Title: Chairman of the Board

    /s/ Stephen S. Romaine
    Stephen S. Romaine, Individually

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